UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

Silence Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

England and Wales	001-39487	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hammersmith Grove
London
United Kingdom	W6 7AP
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 20 3457 6900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing three ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2026, Silence Therapeutics plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters set forth therein (collectively, the “Underwriters”), to issue and sell 12,962,963 American Depositary Shares (the “ADSs”) of the Company, each representing three ordinary shares, nominal value £0.05 per share in the capital of the Company (the “Ordinary Shares”), in an underwritten public offering (the “Offering”) pursuant to an effective shelf registration statement on Form S-3 (File No. 333-295992) (the “Registration Statement”) and a related prospectus and prospectus supplement, as well as a related registration statement on Form S-3MEF, in each case filed with the Securities and Exchange Commission (the “SEC”). The offering price to the public is $13.50 per ADS. The Underwriters have agreed to purchase the ADSs from the Company pursuant to the Underwriting Agreement at a price of $12.69 per ADS. In addition, the Company granted the Underwriters an option to purchase, for a period of 30 days, up to an additional 1,944,444 ADSs. The Company estimates that the net proceeds from the Offering will be approximately $164.0 million, or approximately $188.7 million if the Underwriters exercise in full their option to purchase additional ADSs, in each case after deducting underwriting discounts and commissions and estimated offering expenses. The closing of the Offering is expected to occur on August 13, 2026, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 hereto and incorporated by reference herein.

A copy of the legal opinion and consent of Cooley (UK) LLP relating to the ADSs and the Ordinary Shares is filed herein as Exhibit 5.1.

Item 8.01	Other Events.

On August 10, 2026, the Company issued a press release announcing that it had commenced the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On August 11, 2026, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts, reflect management’s expectations as of the date of hereof, and involve certain risks and uncertainties. Forward-looking statements include, but are not limited to, statements herein with respect to the completion of the Offering on the anticipated terms, if at all, and the net proceeds of the Offering. These forward-looking statements are based on management’s current expectations and may differ materially from actual results due to a variety of factors including, without limitation, the factors that are described under the caption “Risk Factors” in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 5, 2026, and its subsequent filings with the SEC. The forward-looking statements herein are based on information available to the Company as of the date hereof, and the Company disclaims any obligation to update any forward looking statements, except as required by law.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement by and among Silence Therapeutics plc and Jefferies LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein, dated August 11, 2026.

5.1	Opinion of Cooley (UK) LLP

23.1	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

99.1	Press Release dated August 10, 2026

99.2	Press Release dated August 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILENCE THERAPEUTICS PLC

Date: August 12, 2026	By:	/s/ Iain Ross
Name: Iain Ross
Title: Interim Principal Executive Officer and Chairman of the Board of Directors
(Principal Executive Officer)